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                                                                     EXHIBIT 5.1

Date: October 17, 2001

Zindart Limited
Flat C & D, 25/F Block 1
Tai Ping Industrial Centre
57 Ting Kok Road
Tai Po, New Territories
Hong Kong

Attn: The Board of Directors
Re: Registration Statement of Form S-8 of Zindart Limited

Dear Ladies and Gentlemen,

You have requested our opinion with respect to the legality of the securities being registered in connection with the filing by Zindart Limited (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission of the United States ("SEC") covering the offering of an additional 1,585,000 shares of the Company's Common Stock, US$ .0001 par value, (the "Additional Shares") pursuant to the Equity Incentive Plan adopted by the Company in 1997, the Stock Option Agreements both dated October 31, 2001 between the Company and Peter A.J. Gardiner, the Stock Option Agreement dated January 11, 2001 between the Company and Christopher Guest and the Stock Option Agreement dated May 8, 1998 between the Company and Alexander M.K. Ngan (collectively the "Plans").

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

In connection with this opinion, we have examined copies of (i) the Proxy Statement for the Annual General Meeting of Shareholders which occurred on September 6, 2001 ("Proxy Statement"), (ii) the Plans, (iii) the Company's Registration Statement on Form S-8 relating to the Additional Shares to be filed with the SEC under the Securities Act, (iv) the Certificate of Incorporation on Change of Name of the Company dated March 14, 1997, (v) the Memorandum and Articles of Association of the Company currently in effect, and (vi) such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. In our examination and giving of this opinion, we have assumed the legal capacity of all natural persons, the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents sent to us as copies thereof, and the due execution an delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed due authorization by all requisite action, corporate or other and execution and delivery by such parties of such documents and the validity and binding effect thereof. We have further assumed: (1) that each of the Plans are binding and effective, (2) that no options will be granted under the


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Plans with exercise prices below the then par value of the Additional Shares, and (3) that no adjustment to the exercise price of any option will result in a reduction of the price per Share issuable upon the exercise of any option to a price below the par value of the Additional Shares at the time of the exercise. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Additional Shares to be issued under the Plan have been duly authorized, and, when sold, issued, delivered and paid for upon the exercise of options duly granted pursuant to the Plans, the Additional Shares will be validly issued, fully paid and nonasessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

This opinion is confined to and given on the basis of the laws of Hong Kong Special Administrative Region of the People's Republic of China ("Hong Kong") in force at and as interpreted at the date of this opinion, and we express no opinion in respect of those matters governed by or construed in accordance with the laws of any jurisdiction other than Hong Kong. This opinion is intended solely for the purpose of the filing of the Registration Statement, and is not to be relied upon by other persons or entities.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-8.

Yours faithfully,

/s/ PRESTON | GATES | ELLIS